Exhibit 99.1

Enphase Energy Reports Strong Gross Margin Expansion in the Fourth Quarter of 2017
PETALUMA, Calif., February 27, 2018 — Enphase Energy, Inc. (NASDAQ:ENPH), a global energy technology company and the world’s leading supplier of solar microinverters, announced today financial results for the fourth quarter and year-end 2017, which included the summary below from its President and CEO, Badri Kothandaraman. Highlights for the quarter included:

•	Revenue of $79.7 million, at the higher end of guidance

•	GAAP gross margin of 23.8%; non-GAAP gross margin of 24.2%

•	GAAP operating loss of $2.1 million; non-GAAP operating income of $1.3 million

•	GAAP EPS of $(0.03); non-GAAP EPS of $0.01

•	Ending cash balance of $29.1 million
Our revenue and earnings for the fourth quarter are given below, compared with those of the prior quarter and the year ago quarter:
(In thousands, except per share data)

	GAAP			Non-GAAP
	Q4 2017	Q3 2017	Q4 2016	Q4 2017	Q3 2017	Q4 2016
Revenue	$79,674	$77,038	$90,601	$79,674	$77,038	$90,601
Gross margin	23.8%	21.4%	17.9%	24.2%	21.8%	18.2%
Operating income (loss)	$(2,133)	$(5,901)	$(10,092)	$1,307	$(102)	$(6,930)
Net income (loss)	$(2,940)	$(6,854)	$(13,188)	$683	$(964)	$(9,329)
Basic EPS	$(0.03)	$(0.08)	$(0.21)	$0.01	$(0.01)	$(0.15)
Our revenue and earnings for the fiscal year 2017 are given below, compared with those of the prior year:
(In thousands, except per share data)

	GAAP		Non-GAAP
	FY 2017	FY 2016	FY 2017	FY 2016
Revenue	$286,166	$322,591	$286,166	$322,591
Gross margin	19.6%	18.0%	20.0%	18.4%
Operating income (loss)	$(39,378)	$(62,700)	$(15,733)	$(48,447)
Net income (loss)	$(45,192)	$(67,462)	$(20,530)	$(52,411)
Basic EPS	$(0.54)	$(1.34)	$(0.25)	$(1.06)
Our fourth quarter revenue was $79.7 million, an increase of 3% sequentially from $77.0 million. We shipped 221 megawatts DC and 755,000 microinverters. Our non-GAAP gross margin was 24.2%, an increase of 240 basis points from 21.8% in the prior quarter. The increase was primarily due to the IQ 6 transition in North America, supply chain optimization and pricing management. Our non-GAAP operating expenses were $18.0 million, an increase of 6% compared to the prior quarter, due to investments in IQ 8 platform development. We are very pleased to report non-GAAP operating income of $1.3 million and net income of $683,000, which resulted in basic and diluted earnings per share of $0.01. This return to profitability represents a significant milestone for the company.

We exited the quarter with approximately $29.1 million in cash. Inventory was $26 million in the fourth quarter, compared to $25.3 million in the third quarter, and down from $32 million in the fourth quarter of 2016.
In summary, we are well on track towards achieving our 30-20-10 target operating model by the end of 2018. We are targeting 30% gross margin, 20% operating expenses and 10% operating income, all by the fourth quarter of 2018.

BUSINESS HIGHLIGHTS
+ Enphase opened an R&D center in Bangalore, India to establish a best-in-class technology development center. India is an important part of Enphase’s overall global strategy, as the country is driving the growth in solar with its ambitious targets for clean energy. Our presence in India enables us to leverage the enormous talent available to grow Enphase worldwide.
+ Enphase announced the availability of its IQ Combiner+™ with the IQ Envoy. The IQ Combiner+ consolidates residential solar interconnection equipment into a single enclosure and streamlines PV and storage installations by providing a consistent, pre-wired solution for residential applications.
+ Enphase completed its transition to IQ 6 in North America in 2017, contributing to gross margin expansion. We began shipping IQ 7 microinverters to customers in the U.S. during the first quarter of 2018. IQ 7 will be phased into worldwide markets throughout 2018.
+ On February 12, 2018, Enphase announced a strategic partnership with Panasonic Corporation of North America for the development of high efficiency AC modules, using our 320W IQ 7X Microinverter which is compatible with 96-cell DC modules.
+ On February 9, 2018, Enphase sold 9,523,809 million shares of its common stock in a private placement at a price per share of $2.10 for gross proceeds of $20 million.

FIRST QUARTER 2018 FINANCIAL OUTLOOK
For the first quarter of 2018, Enphase estimates both GAAP and non-GAAP financial results as follows:
•Revenue to be within a range of $65 million to $70 million
•GAAP and non-GAAP gross margin to be within a range of 22% to 25%
•Non-GAAP operating expense to be within a range of $17.5 million to $18.5 million

•	GAAP operating expense to be within a range of $19.5 million to $20.5 million including an estimated $2.0 million of stock-based compensation expense

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Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP.

Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. Non-GAAP financial measures presented by the Company include non-GAAP gross profit, gross margin, operating expenses, income (loss) from operations, net loss and net loss per share.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.
As presented in the “Reconciliation of Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items for purposes of calculating non-GAAP financial measures to facilitate an evaluation of the Company’s current operating performance and a comparison to its past operating performance:
Stock-based compensation expense. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash in nature. Moreover, the impact of this expense is significantly affected by the Company’s stock price at the time of an award over which management has limited to no control.
Acquisition-related net charges (credits). These items include: (1) revaluation of contingent consideration and its income tax effects, which represent accounting adjustments to state contingent consideration liabilities at their estimated fair value, and (2) amortization of acquired intangibles, which consists of customer relationships. These items relate to a specific prior acquisition and are not reflective of the Company’s ongoing financial performance.
Restructuring charges. The Company excludes restructuring charges due to the nature of the expenses being unplanned and arising outside the ordinary course of continuing operations. These costs primarily consist of fees paid for restructuring-related management consulting services, cash-based severance costs related to workforce reduction actions, asset write-downs of property and equipment and lease loss reserves, and other contract termination costs resulting from restructuring initiatives.
Amortization of Debt Issuance Costs. The Company excludes amortization of debt issuance costs because the costs do not represent a cash outflow for the Company except in the period the financing was secured and such amortization expense is not reflective of the Company’s ongoing financial performance.

Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its fourth quarter and year-end 2017 results and first quarter 2018 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The call is open to the public by dialing (877) 644-1284; participant passcode 2992357. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the Company's website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling (855) 859-2056; participant pass code 2992357, beginning approximately one hour after the call.
Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Enphase Energy’s expected future financial performance, and the expected importance of India to the company’s future marketing and employment plans. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those risks described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC and available on the SEC’s website at www.sec.gov. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.
A copy of this press release can be found on the investor relations page of Enphase Energy's website at investor.enphase.com.
About Enphase Energy, Inc.
Enphase Energy, a global energy technology company, delivers smart, easy-to-use solutions that connect solar generation, storage and management on one intelligent platform. The Company revolutionized solar with its microinverter technology and produces the world’s only truly integrated solar plus storage solution. Enphase has shipped more than 16 million microinverters, and approximately 739,000 Enphase systems have been deployed in more than 100 countries. For more information, visit www.enphase.com.

Enphase Energy®, the Enphase logo and other trademarks or service names are the trademarks of Enphase Energy, Inc.

###
Contact
Christina Carrabino
Enphase Energy, Inc.
Investor Relations
ir@enphaseenergy.com
+1-707-763-4784 x7294

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net revenues	$79,674	$90,601	$286,166	$322,591
Cost of revenues	60,685	74,367	230,123	264,583
Gross profit	18,989	16,234	56,043	58,008
Operating expenses:
Research and development	8,208	11,378	33,157	50,703
Sales and marketing	4,940	7,592	23,126	38,810
General and administrative	5,983	6,296	22,221	27,418
Restructuring charges	1,991	1,060	16,917	3,777
Total operating expenses	21,122	26,326	95,421	120,708
Loss from operations	(2,133)	(10,092)	(39,378)	(62,700)
Other income (expense), net
Interest expense	(1,957)	(1,181)	(7,936)	(2,773)
Other income (expense)	202	(1,164)	1,973	(514)
Total other expense, net	(1,755)	(2,345)	(5,963)	(3,287)
Loss before income taxes	(3,888)	(12,437)	(45,341)	(65,987)
Income tax benefit (provision)	948	(751)	149	(1,475)
Net loss	$(2,940)	$(13,188)	$(45,192)	$(67,462)
Net loss per share:
Basic and diluted	$(0.03)	$(0.21)	$(0.54)	$(1.34)
Shares used in per share calculation:
Basic and diluted	85,689	61,881	82,939	50,519

ENPHASE ENERGY, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except par value)

(Unaudited)
	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$29,144	$17,764
Accounts receivable, net	65,346	61,019
Inventory	25,999	31,960
Prepaid expenses and other	9,957	7,121
Total current assets	130,446	117,864
Property and equipment, net	26,483	31,440
Goodwill	3,664	3,664
Intangibles, net	515	945
Other assets	8,039	9,663
Total assets	$169,147	$163,576
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,747	$31,696
Accrued liabilities	29,874	31,533
Deferred revenues	15,691	6,411
Revolving credit facility	—	10,100
Debt, current	17,429	3,032
Total current liabilities	91,741	82,772
Deferred revenues, non-current	29,941	33,893
Warranty obligations, non-current	22,389	22,818
Other liabilities	1,880	2,025
Debt, less current portion	32,322	20,768
Total liabilities	178,273	162,276
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	287,256	252,126
Accumulated deficit	(295,727)	(250,535)
Accumulated other comprehensive loss	(656)	(292)
Total stockholders’ (deficit) equity	(9,126)	1,300
Total liabilities and stockholders’ (deficit) equity	$169,147	$163,576

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Years Ended December 31,
	2017	2016
Operating activities:
Net loss	$(45,192)	$(67,462)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	9,004	10,638
Provision for doubtful accounts	476	3,097
Asset impairment and restructuring	1,681	3,190
Gain on business divestiture	—	(640)
Amortization of debt issuance costs	1,673	145
Stock-based compensation	6,727	10,326
Deferred income tax (benefit) expense	—	651
Changes in operating assets and liabilities (net of acquisition/divestiture):
Accounts receivable	(4,803)	(18,017)
Inventory	5,961	8,840
Prepaid expenses and other assets	(1,227)	(4,759)
Accounts payable, accrued and other liabilities	(8,070)	9,764
Deferred revenues	5,328	11,274
Net cash used in operating activities	(28,442)	(32,953)
Investing activities:
Purchases of property and equipment	(4,121)	(12,167)
Purchases of intangible assets	—	(678)
Business divestitures	—	1,050
Net cash used in investing activities	(4,121)	(11,795)
Financing activities:
Proceeds from public offering of common stock, net of issuance costs	26,425	16,142
Proceeds from debt, net of issuance costs	26,442	23,989
Proceeds from borrowings under revolving credit facility	—	10,000
Payments under revolving credit facility	(10,100)	(16,900)
Proceeds from issuance of common stock under employee stock plans	530	1,144
Net cash provided by financing activities	43,297	34,375
Effect of exchange rate changes on cash	646	(315)
Net increase (decrease) in cash and cash equivalents	11,380	(10,688)
Cash and cash equivalents — Beginning of year	17,764	28,452
Cash and cash equivalents — End of year	$29,144	$17,764

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Gross profit (GAAP)	$18,989	$16,461	$16,234	$56,043	$58,008
Stock-based compensation	275	347	281	1,072	1,188
Gross profit (Non-GAAP)	$19,264	$16,808	$16,515	$57,115	$59,196

Gross margin (GAAP)	23.8%	21.4%	17.9%	19.6%	18.0%
Stock-based compensation	0.4%	0.4%	0.3%	0.4%	0.4%
Gross margin (Non-GAAP)	24.2%	21.8%	18.2%	20.0%	18.4%

Operating expenses (GAAP)	$21,122	$22,362	$26,326	$95,421	$120,708
Stock-based compensation(1)	(1,174)	(1,381)	(1,807)	(5,655)	(9,138)
Amortization of acquisition-related intangibles	—	—	(15)	—	(150)
Restructuring, asset impairments and other charges	(1,991)	(4,071)	(1,060)	(16,918)	(3,777)
Operating expenses (Non-GAAP)	$17,957	$16,910	$23,444	$72,848	$107,643

(1) Includes stock-based compensation as follows:
Research and development	$579	$607	$832	$2,573	$3,879
Sales and marketing	268	227	385	1,157	2,144
General and administrative	327	547	590	1,925	3,115
Total	$1,174	$1,381	$1,807	$5,655	$9,138

Loss from operations (GAAP)	$(2,133)	$(5,901)	$(10,092)	$(39,378)	$(62,700)
Stock-based compensation	1,449	1,728	2,087	6,727	10,326
Amortization of acquisition-related intangibles	—	—	15	—	150
Restructuring, asset impairments and other charges	1,991	4,071	1,060	16,918	3,777
Income (loss) from operations (Non-GAAP)	$1,307	$(102)	$(6,930)	$(15,733)	$(48,447)

Net loss (GAAP)	$(2,940)	$(6,854)	$(13,188)	$(45,192)	$(67,462)
Stock-based compensation	1,449	1,728	2,087	6,727	10,326
Amortization of acquisition-related intangibles	—	—	15	—	150
Restructuring, asset impairments and other charges	1,991	4,071	1,060	16,918	3,777
Non-cash interest expense	183	91	44	1,017	145
Income tax effect on acquisition/divestiture	—	—	653	—	653
Net income (loss) (Non-GAAP)	$683	$(964)	$(9,329)	$(20,530)	$(52,411)

Net loss per share, basic and diluted (GAAP)	$(0.03)	$(0.08)	$(0.21)	$(0.54)	$(1.34)
Stock-based compensation	0.02	0.02	0.03	0.08	0.20
Amortization of acquisition-related intangibles	—	—	—	—	—
Restructuring, asset impairments and other charges	0.02	0.05	0.02	0.20	0.07
Non-cash interest expense	—	—	—	0.01	—
Income tax effect on acquisition/divestiture	—	—	0.01	—	0.01
Net income (loss) per share, diluted (Non-GAAP)	$0.01	$(0.01)	$(0.15)	$(0.25)	$(1.06)

Shares used in per share calculation, basic and diluted (GAAP)	85,689	84,862	61,881	82,939	50,519
Shares used in per share calculation, diluted (Non-GAAP)	95,620	84,862	61,881	82,939	50,519